Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Alex Alias                                Michael McCarthy
669-242-8034                                919-425-8330
alalias@avaya.com                             mikemccarthy@avaya.com

Avaya Reports Fourth Quarter and Fiscal 2019 Financial Results

$723 million Q4 FY19 GAAP revenue; $2.887 billion FY19 GAAP revenue
83.8% of GAAP revenue from software and services, 58.9% of GAAP recurring revenue in FY19
352 deals signed with a TCV greater than $1 million, 40 over $5 million and 9 over $10 million in FY19

Santa Clara, Calif., - November 20, 2019 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2019.

	GAAP			Non-GAAP (1)
(In millions, except percentages)	Q4 2019	Q3 2019	Q4 2018	Q4 2019	Q3 2019	Q4 2018
Revenue	$723	$717	$735	$726	$720	$770
Gross margin	54.2%	54.4%	53.1%	60.6%	60.8%	63.4%
Operating margin	7.2%	(85.5)%	1.5%	22.7%	20.1%	20.4%

	GAAP		Non-GAAP (1)
(In millions, except percentages)	FY19	FY18	FY19	FY18
Revenue	$2,887	$2,851	$2,908	$3,057
Gross margin	54.6%	52.8%	61.4%	62.5%
Operating margin	(16.4)%	(3.1)%	21.6%	20.8%
"Avaya made significant progress positioning the company for future growth and accelerating our relevance in cloud during fiscal 2019,” stated Jim Chirico, president and CEO of Avaya.  “Notably, we grew our public cloud seats by approximately 160% year over year; we launched ReadyNow, an enterprise-class private cloud solution, and have already booked $90 million of total contract value; we announced a Microsoft partnership to bring our next generation CCaaS to market on Azure; and we recently closed our strategic partnership for UCaaS with RingCentral.  The investments across our portfolio, especially in contact center, cloud, services and AI, have materially strengthened our position and solidified our platform for future growth.”
Mr. Chirico added, “Successfully concluding the strategic review process provided a decisive go forward path and, as a result, we announced three important initiatives to accelerate growth and deliver shareholder value. First, the partnership with RingCentral is a game changer for Avaya and is expected to fundamentally change the industry landscape. Second, we expect to begin to execute against our previously announced $500 million stock repurchase program shortly, and third, we have already completed the pay down of $250 million of debt that will result in significant annual interest expense savings and further enhance our balance sheet.”

Fourth Quarter Fiscal 2019 Financial Results(1)

•
On October 1, 2018, Avaya adopted the new revenue recognition standard, Accounting Standards Codification 606 ("ASC 606"), using the modified retrospective transition method. Accordingly, results for reporting periods beginning after September 30, 2018 are presented under ASC 606 while prior period financial information has not been adjusted and continues to be reported in accordance with GAAP that existed prior to the adoption of ASC 606 ("ASC 605").

•
GAAP revenue for the fourth quarter of fiscal 2019 was $723 million, $6 million higher than the third quarter of fiscal 2019, and $12 million lower than the fourth quarter of fiscal 2018 ended September 30, 2018. Non-GAAP revenue for the fourth quarter of fiscal 2019 was $726 million, $6 million higher than the prior quarter, and $44 million lower than the fourth quarter of fiscal 2018.

•
GAAP gross margin for the fourth quarter of fiscal 2019 was 54.2% compared to 54.4% for the third quarter of fiscal 2019 and 53.1% for the fourth quarter of fiscal 2018. Non-GAAP gross margin was 60.6%, compared to 60.8% for the third quarter of fiscal 2019 and 63.4% for the fourth quarter of fiscal 2018.

•
GAAP operating income for the fourth quarter of fiscal 2019 was $52 million, compared to an operating loss of $613 million for the third quarter of fiscal 2019, and operating income of $11 million for the fourth quarter of fiscal 2018. Non-GAAP operating income(1) for the fourth quarter of fiscal 2019 was $165 million, compared to $145 million for the prior quarter, and $157 million for the fourth quarter of fiscal 2018.

•
GAAP net loss for the fourth quarter of fiscal 2019 was $34 million, compared to net loss of $633 million for the third quarter of fiscal 2019, and net income of $268 million for the fourth quarter of fiscal 2018.

•
Adjusted EBITDA(1) was $184 million or 25.3% of non-GAAP revenue, compared to adjusted EBITDA of $167 million, or 23.2% of non-GAAP revenue, for the third quarter of fiscal 2019 and $178 million, or 23.1% of non-GAAP revenue, for the fourth quarter of fiscal 2018.

•
Cash provided by operating activities for the fourth quarter of fiscal 2019 was $66 million, compared to $52 million during the third quarter of fiscal 2019 and $25 million during the fourth quarter of fiscal 2018. Cash provided by operating activities for fiscal 2019 was $241 million.

•
At the end of the fourth quarter of fiscal 2019, cash and cash equivalents totaled $752 million, compared to $729 million at the end of the third quarter of fiscal 2019 and $700 million at the end of the fourth quarter of fiscal 2018.

Fourth Quarter Fiscal 2019 Business Metrics(1)

•	Total Contract Value (TCV) of $2.4 billion*

•	83% of non-GAAP revenue was Software & Services

•	61% of non-GAAP product revenue was Software

•	58% of non-GAAP revenue was Recurring

•	Added approximately 1,600 new logos

•	Large deal activity with 109 deals over $1 million, 14 over $5 million, and 3 over $10 million

•	Generated $66 million in cash flow from operations, $37 million in free cash flow(1)

(1) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.

* We define TCV as the value of all active ratable contracts that have not been recognized as revenue, including both billed and unbilled backlog.

Fourth Quarter Fiscal 2019 Company Highlights
Public cloud seats increased approximately 160% year-over-year.

•	Avaya will adopt hybrid cloud solutions from IBM to help expand Avaya’s ReadyNow private cloud unified communications and contact center offerings internationally.

•	Avaya expands ReadyNow into the EMEA and APAC regions.

•
Avaya launched its new Avaya IX Subscription program targeted at customers looking for flexible consumption-based pricing alternatives to traditional perpetual models when consuming Avaya’s world-class communications and collaboration solutions. The Avaya IX Subscription program will also facilitate customers’ transition to cloud.

•
Avaya and Tenfold, the world’s leading provider of next generation CTI solutions, announced a strategic partnership to enable joint clients to improve their customer experience, increase productivity of their sales and service teams, and operationalize AI with richer contextual customer data to drive predictive engagement.

•	TMC, a global, integrated media company, recognized three of Avaya’s offerings for their innovation and leadership in the UC and Contact Center markets.

The Avaya IX Collaboration Unit, an open “all-in-one” next-generation huddle-room video conferencing solution, was named a TMC 2019 Communications Solutions Products of the Year Award. An all-in-one collaboration device that does not require a laptop connection, it sits on top of the video screen, has integrated microphones, and provides a wide field of view which is important for huddle spaces that are typically not very deep but can be very wide.

Avaya’s Mobile Experience was named a 2019 Communications Solutions Products of the Year Award winner. Avaya Mobile Experience is an Avaya owned and operated cloud-based service that supports the advancement of a business’ digital transformation to become more mobile-centric. Avaya Mobile Experience helps enable omni-channel interactions with smartphone users, reducing the time callers spend on legacy voice interactions with an organization’s contact center.
The Avaya OneCloud™ unified communications and contact center platform was named a 2019 Communications Solutions Products of the Year Award. Avaya OneCloud helps meet the business needs for a cloud solution that delivers flexible features, functions, and value-without any compromise for small-medium businesses (SMB), mid-market or large enterprise organizations featuring public, private and hybrid cloud options.

Fiscal 2019 Financial Highlights

•	GAAP revenue: $2.887 billion; Non-GAAP revenue: $2.908 billion

•	GAAP gross margin: 54.6%; Non-GAAP gross margin: 61.4%

•	GAAP operating margin: -16.4%; Non-GAAP operating margin: 21.6%

•	Adjusted EBITDA: $706 million; Adjusted EBITDA margin: 24.3%

•	Cash flow from operations: $241 million, Free cash flow: $128 million
Financial Outlook - Q1 Fiscal 2020 under ASC 606

•	GAAP revenue of $698 million to $718 million; Non-GAAP revenue of $700 million to $720 million

◦	This non-GAAP revenue figure reflects a constant currency decline in September 30th 2019 FX rates of -6% to -3%

•	GAAP operating income of $2 million to $12 million; GAAP operating margin of 0% to 2%

•	Non-GAAP operating income of $145 million to $155 million; non-GAAP operating margin of ~21%

•	Adjusted EBITDA of $165 million to $175 million; Adjusted EBITDA margin of ~24%
Financial Outlook - Fiscal Year 2020 under ASC 606

•	GAAP revenue of $2.81 billion to $2.89 billion; Non-GAAP revenue of $2.82 billion to $2.90 billion

◦	This non-GAAP revenue figure reflects a constant currency decline in September 30th 2019 FX rates of -2% to 0%

•	GAAP operating income of $130 million to $180 million; GAAP operating margin of 5% to 6%

•	Non-GAAP operating income of $560 million to $610 million; non-GAAP operating margin of 20% to 21%

•	Adjusted EBITDA $650 million to $700 million; Adjusted EBITDA margin of 23% to 24%

•	Cash flow from operations of ~5% of non-GAAP revenue

◦	Excluding Q1 FY20 one time strategic process fees: ~7%

•	Approximately 95 to 100 million weighted average shares outstanding; ending share count of approximately 80 to 85 million shares

•	Cash requirements for restructuring pension & OPEB, cash taxes, capital spending and net cash interest payments for fiscal year 2020 are expected to be:

◦	Restructuring: $35 million to $40 million

◦	Pension/OPEB: ~$55 million

◦	Cash Taxes: $65 million to $75 million

◦	Capital Expenditures: ~$120 million

◦	Net Cash Interest Payments: $190 million to $195 million

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after November 20, 2019. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a live webcast and conference call to discuss its financial results at 8:30 AM Eastern Time on November 20, 2019. To access the live conference call by phone, listeners should dial +1-833-224-0545 in the U.S. or Canada and +1-647-689-4064 for international callers. To join the live webcast, listeners should access the investor page of Avaya's website at https://investors.avaya.com.

Following the live webcast, a replay will be available on the investor page of Avaya's website for a period of one year. A replay of the conference call will be available for one week soon after the call by phone by dialing +1-800-585-8367 in the U.S. or Canada and +1-416-621-4642 for international callers, using the conference access code: 6257079.
About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could,“ "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should,“ "will," or “would” or the negative thereof or other variations thereof or comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company cautions you that the list of important factors included in the Company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor				Predecessor	Non-GAAP Combined(1)
	Three months ended September 30, 2019	Three months ended September 30, 2018	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018
REVENUE
Products	$314	$325	$1,222	$989	$253	$1,242
Services	409	410	1,665	1,258	351	1,609
	723	735	2,887	2,247	604	2,851
COSTS
Products:
Costs	113	115	442	372	84	456
Amortization of technology intangible assets	44	43	174	135	3	138
Services	174	187	696	597	155	752
	331	345	1,312	1,104	242	1,346
GROSS PROFIT	392	390	1,575	1,143	362	1,505
OPERATING EXPENSES
Selling, general and administrative	240	275	1,001	888	264	1,152
Research and development	50	62	204	172	38	210
Amortization of intangible assets	40	41	162	127	10	137
Impairment charges	—	—	659	—	—	—
Restructuring charges, net	10	1	22	81	14	95
	340	379	2,048	1,268	326	1,594
OPERATING INCOME (LOSS)	52	11	(473)	(125)	36	(89)
Interest expense	(60)	(57)	(237)	(169)	(14)	(183)
Other income (expense), net	6	3	41	35	(2)	33
Reorganization items, net	—	—	—	—	3,416	3,416
(LOSS) INCOME BEFORE INCOME TAXES	(2)	(43)	(669)	(259)	3,436	3,177
(Provision for) benefit from income taxes	(32)	311	(2)	546	(459)	87
NET (LOSS) INCOME	$(34)	$268	$(671)	$287	$2,977	$3,264
(LOSS) EARNINGS PER SHARE
Basic	$(0.31)	$2.44	$(6.06)	$2.61	$5.19
Diluted	$(0.31)	$2.41	$(6.06)	$2.58	$5.19
Weighted average shares outstanding
Basic	111.2	110.0	110.8	109.9	497.3
Diluted	111.2	111.4	110.8	111.1	497.3
(1) See "Use of non-GAAP (Adjusted) Financial Measures" below.

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	September 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$752	$700
Accounts receivable, net	314	377
Inventory	63	81
Contract assets	187	—
Contract costs	114	—
Other current assets	115	170
TOTAL CURRENT ASSETS	1,545	1,328
Property, plant and equipment, net	255	250
Deferred income taxes, net	35	29
Intangible assets, net	2,891	3,234
Goodwill, net	2,103	2,764
Other assets	121	74
TOTAL ASSETS	$6,950	$7,679
LIABILITIES
Current liabilities:
Debt maturing within one year	$29	$29
Accounts payable	291	266
Payroll and benefit obligations	116	145
Contract liabilities	472	484
Business restructuring reserves	33	51
Other current liabilities	158	148
TOTAL CURRENT LIABILITIES	1,099	1,123
Non-current liabilities:
Long-term debt, net of current portion	3,090	3,097
Pension obligations	759	671
Other post-retirement obligations	200	176
Deferred income taxes, net	72	140
Business restructuring reserves	36	47
Other liabilities	394	374
TOTAL NON-CURRENT LIABILITIES	4,551	4,505
TOTAL LIABILITIES	5,650	5,628
Commitments and contingencies	—	—
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at September 30, 2019 and 2018	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized; 111,046,085 shares issued and 111,033,405 outstanding at September 30, 2019; 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	1
Additional paid-in capital	1,761	1,745
(Accumulated deficit) retained earnings	(289)	287
Accumulated other comprehensive (loss) income	(173)	18
TOTAL STOCKHOLDERS' EQUITY	1,300	2,051
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,950	$7,679

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor		Predecessor	Non-GAAP Combined(1)
	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018
Net cash provided by (used for):
Operating activities	$241	$202	$(414)	$(212)
Investing activities	(124)	(199)	(13)	(212)
Financing activities	(61)	273	(102)	171
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(4)	(7)	(2)	(9)
Net increase (decrease) in cash, cash equivalents, and restricted cash	52	269	(531)	(262)
Cash, cash equivalents, and restricted cash at beginning of period	704	435	966	966
Cash, cash equivalents, and restricted cash at end of period	$756	$704	$435	$704

(1) See "Use of non-GAAP (Adjusted) Financial Measures" below.

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined twelve month period ending September 30, 2018 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 (the "Predecessor" period) and December 16, 2017 through September 30, 2018 (the "Successor" period) separately, management reviews the Company’s operating results for the twelve months ended September 30, 2018 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The Company cannot adequately benchmark the operating results of the 289-day period ended September 30, 2018 against any of the previous or succeeding periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the Company’s overall performance. Management believes that key performance metrics such as revenue, gross margin and operating income, among others, when combined for the twelve months ended September 30, 2018 provide meaningful comparisons to other periods and are useful in identifying current business trends.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization, and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.

EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict. In addition, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating income and non-GAAP operating margin as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
In addition, we present the liquidity measures of free cash flow and adjusted cash flow. Free cash flow is calculated by subtracting capital expenditures from Net cash provided by operating activities. We believe free cash flow is a measure often used by analysts and investors to compare the cashflow and liquidity of companies in the same industry. Adjusted cash flow is defined as cash flow from operations adjusted to remove one-time anticipated payments in connection with our strategic process in Q1 fiscal 2020. We provide guidance regarding Adjusted cash flow because we believe it provides a more meaningful way to analyze period over period results.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected first quarter and full year of fiscal 2020 non-GAAP revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA or adjusted cash flow guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor				Predecessor	Non-GAAP Combined (1)
	Three months ended September 30, 2019	Three months ended September 30, 2018	Fiscal year ended September 30, 2019	Period from December 16, 2017 through September 30, 2018	Period from October 1, 2017 through December 15, 2017	Fiscal year ended September 30, 2018
Net (loss) income	$(34)	$268	$(671)	$287	$2,977	$3,264
Interest expense	60	57	237	169	14	183
Interest income	(3)	(3)	(14)	(5)	(2)	(7)
Provision for (benefit from) income taxes	32	(311)	2	(546)	459	(87)
Depreciation and amortization	108	120	443	384	31	415
EBITDA	163	131	(3)	289	3,479	3,768
Impact of fresh start accounting adjustments	(2)	29	5	196	—	196
Restructuring charges, net	10	1	22	81	14	95
Advisory fees	8	3	11	18	3	21
Acquisition-related costs	1	4	9	15	—	15
Reorganization items, net	—	—	—	—	(3,416)	(3,416)
Non-cash share-based compensation	6	6	25	19	—	19
Impairment charges	—	—	659	—	—	—
Loss on sale/disposal of long-lived assets, net	—	—	—	4	1	5
Resolution of certain legal matters	—	—	—	—	37	37
Change in fair value of Emergence Date Warrants	(1)	8	(29)	17	—	17
(Gain) loss on foreign currency transactions	—	(4)	8	(28)	—	(28)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	—	—	17	17
Gain on investments	(1)	—	(1)	—	—	—
Adjusted EBITDA	$184	$178	$706	$611	$135	$746

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Three Months Ended			Three Months Ended Sept. 30, 2018 (4)	Change			Three Months Ended
	Sept. 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2019		Amount	Pct.	Pct., net of fx impact	June 30, 2019 (1)	Mar. 31, 2019 (2)	Dec. 31, 2018 (3)
Revenue by Segment
Products & Solutions	$315	$—	$315	$336	$(21)	(6)%	(5)%	$298	$289	$326
Services	411	—	411	434	(23)	(5)%	(5)%	422	425	422
Unallocated amounts	(3)	3	—	—	—	n/a	n/a	—	—	—
Total revenue	$723	$3	$726	$770	$(44)	(6)%	(5)%	$720	$714	$748

Revenue by Geography
U.S.	$392	$1	$393	$417	$(24)	(6)%	(6)%	$394	$378	$401
International:
EMEA	183	1	184	202	(18)	(9)%	(7)%	183	189	200
APAC - Asia Pacific	85	1	86	81	5	6%	9%	85	80	79
Americas International	63	—	63	70	(7)	(10)%	(9)%	58	67	68
Total International	331	2	333	353	(20)	(6)%	(4)%	326	336	347
Total revenue	$723	$3	$726	$770	$(44)	(6)%	(5)%	$720	$714	$748

(1) - (4) Reconciliation of Non-GAAP measures above:
	(1) Q319 Non-GAAP Results			(2) Q219 Non-GAAP Results
	Three Months Ended			Three Months Ended
	June 30, 2019	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2019	Mar. 31, 2019	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2019
Revenue by Segment
Products & Solutions	$298	$—	$298	$289	—	$289
Services	422	—	422	425	—	425
Unallocated amounts	(3)	3	—	(5)	5	—
Total revenue	$717	$3	$720	$709	$5	$714

Revenue by Geography
U.S.	$392	$2	$394	$375	$3	$378
International:
EMEA	183	—	183	188	1	189
APAC - Asia Pacific	85	—	85	79	1	80
Americas International	57	1	58	67	—	67
Total International	325	1	326	334	2	336
Total revenue	$717	$3	$720	$709	$5	$714

	(3) Q119 Non-GAAP Results			(4) Q418 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Dec. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2018	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018
Revenue by Segment
Products & Solutions	$326	$—	$326	$336	$—	$336
Services	422	—	422	434	—	434
Unallocated amounts	(10)	10	—	(35)	35	—
Total revenue	$738	$10	$748	$735	$35	$770

Revenue by Geography
U.S.	$394	$7	$401	$393	$24	$417
International:
EMEA	199	1	200	196	6	202
APAC - Asia Pacific	78	1	79	78	3	81
Americas International	67	1	68	68	2	70
Total International	344	3	347	342	11	353
Total revenue	$738	$10	$748	$735	$35	$770

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$392	$390	$386	$407	$390
Items excluded:
Amortization of technology intangible assets	44	43	44	43	43
Adj. for fresh start accounting	4	5	9	19	54
Non-cash share-based compensation	—	—	—	—	1
Non-GAAP Gross Profit	$440	$438	$439	$469	$488
GAAP Gross Margin	54.2%	54.4%	54.4%	55.1%	53.1%
Non-GAAP Gross Margin	60.6%	60.8%	61.5%	62.7%	63.4%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$52	$(613)	$38	$50	$11
Items excluded:
Amortization of intangible assets	84	84	85	83	84
Adj. for fresh start accounting	4	4	12	20	48
Restructuring charges, net	10	1	4	7	1
Advisory fees	8	1	1	1	3
Acquisition-related costs	1	1	4	3	4
Non-cash share-based compensation	6	8	5	6	6
Impairment charges	—	659	—	—	—
Non-GAAP Operating Income	$165	$145	$149	$170	$157
GAAP Operating Margin	7.2%	-85.5%	5.4%	6.8%	1.5%
Non-GAAP Operating Margin	22.7%	20.1%	20.9%	22.7%	20.4%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Three months ended
	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$314	$297	$287	$324	$325
Costs	113	109	105	115	115
Amortization of technology intangible assets	44	43	44	43	43
GAAP Gross Profit	157	145	138	166	167
Items excluded:
Amortization of technology intangible assets	44	43	44	43	43
Adj. for fresh start accounting	2	2	2	5	16
Non-GAAP Gross Profit	$203	$190	$184	$214	$226
GAAP Gross Margin	50.0%	48.8%	48.1%	51.2%	51.4%
Non-GAAP Gross Margin	64.4%	63.8%	63.7%	65.6%	67.3%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$409	$420	$422	$414	$410
Costs	174	175	174	173	187
GAAP Gross Profit	235	245	248	241	223
Items excluded:
Adj. for fresh start accounting	2	3	7	14	38
Non-cash share-based compensation	—	—	—	—	1
Non-GAAP Gross Profit	$237	$248	$255	$255	$262
GAAP Gross Margin	57.5%	58.3%	58.8%	58.2%	54.4%
Non-GAAP Gross Margin	57.7%	58.8%	60.0%	60.4%	60.4%

Avaya Holdings Corp.
Reconciliation of ASC 606 to ASC 605 GAAP results
Three months ended September 30, 2019
(Unaudited; in millions)

	Q4 FY19 results under ASC 606	ASC 606 Impact	Q4 FY19 results under ASC 605
REVENUE
Products	$314	$(26)	$288
Services	409	(16)	393
	723	(42)	681
COSTS
Products:
Costs	113	(6)	107
Amortization of technology intangible assets	44	—	44
Services	174	(5)	169
	331	(11)	320
GROSS PROFIT	392	(31)	361
OPERATING EXPENSES
Selling, general and administrative	240	(1)	239
Research and development	50	—	50
Amortization of intangible assets	40	—	40
Restructuring charges, net	10	—	10
	340	(1)	339
OPERATING INCOME	52	(30)	22
Interest expense	(60)	—	(60)
Other income, net	6	—	6
LOSS BEFORE INCOME TAXES	(2)	(30)	(32)
Provision for income taxes	(32)	15	(17)
NET LOSS	$(34)	$(15)	$(49)

Avaya Holdings Corp.
Supplemental Schedules of Free Cash Flow
(Unaudited; in millions)

	Three months ended
	Sept. 30, 2019	June 30, 2019	March 31, 2019	Dec. 31, 2018	Sept. 30, 2018
Net cash provided by operating activities	$66	$52	$37	$86	$25
Less:
Capital expenditures	29	37	26	21	25
Free cash flow	$37	$15	$11	$65	$—

Source: Avaya Newsroom

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